POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Smialek, David A. Kauer, Kenneth H. Koch, and Michael E. Elia or each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement, in connextion with the registration of wArrants to purchase 62,400 ahsres of Insilco Holding Co. ("Issuer") common stock, which Warrants were issued and sold in connection with the offering by Insilco Corporation, a wholly owned subsidiary of Issuer, of 120,000 Units, each consisting of $1,000 principal amount at maturity of 12% Senior Subordinated Notes due 2007 ("Notes"), and one Warrant, to sign any and all amendments to said Registration Statement (including post-effective amendments and related registration statements (or amendments thereto) filed pursuant to Rule 462 promulgated under the Securities Act of 1933); and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agentsk, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done inc connection therewith as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming that all sais attorneys-in-fact and agenmts, or their substitute or substitutes may law fully do or cause to be done by virtue thereof.

Dated: April 21, 1999

/s/ Robert L. Smialek                     /s/ Thompson Dean
-------------------------------------     -------------------------------------
    Robert L. Smialek                         Thompson Dean

/s/ William F. Dawson, Jr.                /s/ David Y. Howe
-------------------------------------     -------------------------------------
    William F. Dawson                         David Y. Howe


/s/ Randall E. Curran                      /s/ Keith Palumbo
-------------------------------------     -------------------------------------
    Randall E. Curran                          Keith Palumbo


/s/ John F. Fort III                      /s/ David A. Kauer
-------------------------------------     -------------------------------------
    John F. Fort III                          David A. Kauer


/s/ Michael R. Elia
-------------------------------------
    Michael R. Elia